Exhibit 10.1

MANAGEMENT AGREEMENT

AGREEMENT made as of this 19th day of August, 2016, by and between HENRY SARGENT, having an address at 381 West Mountain Road, Ridgefield, CT 06877 (“Sargent”), BMP Holdings Inc. (“BMP”),and Buddhi Mat LLC, a Connecticut limited liability company, having an office at 381 West Mountain Road, Ridgefield, CT 06877 (the “Company”) (this “Agreement”).

WHEREAS, Sargent and PixarBio Corporation (“Pixar”), a Nevada corporation, have entered into that certain Stock Purchase Agreement dated as of August19, 2016 (the “Purchase Agreement”);

WHEREAS, pursuant to the Stock Purchase Agreement, Sargent sold 5,000,000 restricted shares of the presently issued and outstanding shares of capital stock of BMP to Pixar (“Sargent’s Interest”)

WHEREAS, the Company is the wholly-owned subsidiary of BMP; and

WHEREAS, the Company desires to retain Sargent to manage and operate the Company from the date hereof through the end of the Term (defined herein).

NOW, THEREFORE, in consideration of the mutual premises, undertakings and conditions hereinafter set forth, the parties hereto agree as follows:

1.

Operation and Management of the Company

(a)

The following services shall be provided by Sargent together with all other services which Sargent in his sole discretion deems necessary to operate and manage the Company:

(i)

to purchase all necessary supplies for the Company;

(ii)

to provide for all necessary utilities and services which are reasonably required for the operation of the Company;

(iii)

to employ, hire, discharge, supervise and pay, all employees and independent contractors reasonably considered by Sargent as necessary for the efficient operation of the Company in accordance with levels of compensation and other terms and conditions of employment as shall be established from time to time by Sargent;

(iv)

to maintain, or cause to be maintained complete and accurate records of all transactions made pursuant to this Agreement; including records of all transactions of the Company pursuant to the rules and regulations of the state in which the Company operates;

(v)

to prepare and file or cause to be filed all federal, state and local income tax and information returns regarding the Company;

(vi)

to be solely responsible for all expenses in connection with the operation, promotion and advertising of the Company;

(b)

Sargent agrees that he will cause the Company to pay all rent, additional rent and other obligations of the Company due under the lease agreement for certain real property previously executed by the Company (the “Lease”) directly to the landlord of such Lease and to make all other payments owed by the Company pursuant to any other agreements to which the Company is a party.

(c)

Sargent shall make loans to the Company in the ordinary course, as needed, in the event the Company’s revenues are insufficient to fund the Company’s operations. Any such loans made by Sargent (the “Sargent Loans”) shall bear interest at the rate of three (3%) percent per annum and shall have a maturity date of 90 days. As security for any such loan, BMP here grants Sargent a first priority security interest and lien in BMP’s membership interest in the Company (the “BMP Interest”). BMP agrees to take all action that may be necessary, so as at all times to maintain the validity, perfection, enforceability and first priority of Sargent’s lien on the BMP Interest, as may be requested by Sargent, including the delivery to Sargent of a certificate evidencing BMP’s membership interest in the Company to held as a pledged interest by Sargent so long as the Company has an obligations to Sargent under the Sargent loans.

(d)

Sargent shall not commence any litigation or other government proceeding on behalf of the Company or incur any liability in excess of $10,000 without the prior written consent of BMP.

2.

Term

The term of this Agreement (the “Term”) shall be one (1) year from the date hereof.

3.

Termination

This Agreement may be terminated by the Company only for Cause. “Cause” as used herein means the occurrence of any of the following events: (i) the willful and material failure of Sargent to perform or in performing Sargent’s duties or responsibilities hereunder; (ii) Sargent’s conviction of a felony or willful misappropriation of funds or other property of the Company; (iii) willful engagement in acts of gross malfeasance in connection with Sargent’s obligations hereunder; or (iv) or Sargent’s inability by reason of physical or mental disability or incapacity, to devote the time and attention necessary to carry out properly his obligations to the Company under this Agreement.

4.

Representations and Warranties of the Company

(a)

The Company represents and warrants that is a limited liability company duly organized, validly existing and in good standing under and by virtue of the laws of its state of incorporation.

(b)

The Company represents and warrants that the execution, delivery and performance of this Agreement has been duly authorized by all requisite action and does not violate, result in a default under or contravene any other agreement to which the Company is bound.

5.

Representations and Warranties of Sargent

Sargent represents and warrants that he has the right, power, authority and capacity to execute, deliver and perform this Agreement and that the execution, delivery and performance of this Agreement does not violate, result in a default under or contravene any other agreement to which Sargent is bound.

6.

Compensation

In consideration of the services provided by Sargent hereunder, Sargent shall be entitled to fifty (50%) percent of the Net Profits (as such term is hereinafter defined) from the operation of the Company as compensation. For purposes of this section, the term “Net Profits” shall mean the amount of gross revenue derived from the operation of the Company, less all reasonable and necessary operating expenses applied in accordance with generally accepted accounting principles.

7.

Right of First Refusal; Option to Purchase

(a)

Subject to any lien created pursuant to Section 1(c) above, BMP may sell, transfer or dispose of all (but not less than all of) the BMP Interest to any person for cash pursuant to a bona fide offer from such person, provided that BMP provides thirty (30) days prior written notice (the “First Offer Notice”) to Sargent specifying in reasonable detail (i) the identity and address of the prospective transferee; (ii) a description of any related transactions, understandings and relationships, or a statement that none exists; and (iii) the consideration and material terms and conditions upon which, and a copy of the agreement pursuant to which, the proposed transfer is to be made.

(b)

Sargent shall have the option, for a period of twenty (20) days after receipt of the First Offer Notice, to purchase at the same price and on the same terms as contained in the First Offer Notice, provided that any amounts due under the Sargent Loans may be applied toward the purchase price, thereby reducing the amount owed to BMP pursuant to this section.

(c)

 BMP hereby grants an option to Sargent to purchase the BMP Interest during the Term and any extension thereof (“Option”). Sargent may exercise the Option at any time following one hundred twenty (120) days from the date of this Management Agreement by providing written notice to BMP. The purchase price shall be conditioned upon the Company’s financial results for the second half of the 2016 calendar year. Any amount of outstanding Sargent Loans may be applied toward the purchase price of the Company pursuant to the Option.

8.

Indemnification

Sargent shall, at his own expense, defend, indemnify and hold harmless the Company from and against any and all claims, losses, damages, judgments, costs, and expenses (including attorneys’ fees) arising from any third party claims or assertions in any suit, action or proceeding that arises from or are in connection with the operation of the Company, as of the date hereof through the end of the Term.

9.

Other Provisions

(a)

Notice of Agreement

This Agreement shall not be deemed to create any relationship of franchise, agency, partnership or joint venture between the parties hereto.

(b)

Non-Waiver

The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; and no waiver whatsoever shall be valid unless in writing, signed by the waiving party, and only to the extent herein set forth.

(c)

Parties in Interest

All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors in interest of the respective parties hereto.

(d)

Laws Governing

This Agreement shall be construed and interpreted according to the laws of the State of New York, with the same force and effect as is fully executed and to be performed therein.

(e)

Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with first-class postage paid, at the addresses first set forth above or to such person and place as the parties may specify by written notice.

(f)

Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)

Headings

The headings herein are for convenience only and shall not affect the construction or interpretation hereof.

(h)

Severability

If any provisions or any portion of any provision of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and the remaining portion of any provision which is illegal, invalid or unenforceable in part shall continue in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

/s/ Henry Sargent

Henry Sargent

BUDDHI MAT, LLC

By: /s/ Henry Sargent

Name: Henry Sargent

Title: Manager

Agreed as to Sections 1(c), 7 and 9:

BMP HOLDINGS INC.

By: /s/ Henry Sargent

Name: Henry Sargent

Title: President

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